Exhibit (c)(7)

Project Pony – Pre-Read Materials

July 27, 2016

Table of Contents

Section    1 Situation Overview

Section    2 MLP Market Update

Section    3 MLP: Two, One or None?

Appendix    Supplemental Materials

All Figures in USD, Unless Otherwise Noted

2 TransCanada Date: July 27, 2016

Section 1: Situation Overview

3 TransCanada

Executive Summary

Objective of this Book

• The objective of the materials is to evaluate the merits of TransCanada having an MLP vehicle

• We have explored three key questions to determine whether or not an MLP is of net benefit:

1. Valuation: Does an MLP vehicle contribute to an improved valuation multiple for TransCanada?

2. Financing: Does an MLP provide increased access to new capital at comparable cost to the alternatives?

3. Growth: Does an MLP help to support TransCanada’s growth and M&A objectives?

Summary Conclusions: Preferred Outcome is to Retain One MLP Vehicle

• The benefits of continuing to have an MLP outweigh the potential drawbacks

– An MLP provides potential benefits to TransCanada’s valuation, ability to finance its capital program and provides incremental smaller-scale M&A optionality

– A structure with a single MLP vehicle outstanding is well understood by the market and has been accepted by TransCanada shareholders over a long period of time

• However, if TransCanada decides to keep an MLP outstanding, it will be critical to communicate clearly to the market what the go-forward drop-down strategy and positioning for the vehicle will be, in order to maximize the value TransCanada is able to realize from having an MLP

Keeping Two Similar MLP Vehicles Adds Complexity and Provides Limited Incremental Benefit

• The majority of the benefits of having an MLP can be captured through a single vehicle

• Two MLPs increases the complexity of the corporate structure while also creating potential for confusion amongst the target investor bases, particularly given the fact that both are engaged in the same line of business (FERC regulated natural gas transportation)

• In most previous situations where companies have had two MLPs outstanding for a period of time in a similar sector, the MLPs have ultimately been collapsed into a single vehicle

4 TransCanada Date: July 27, 2016

Situation Overview



- As a result of the Columbia acquisition, TransCanada has two publicly-traded MLPs outstanding, both engaged in the same line of business (FERC regulated natural gas transportation): TC PipeLines, LP ("TCP") and Columbia Pipeline Partners LP ("CPPL")
- TransCanada, on a consolidated basis, continues to have a large capex program to fund, with over $15Bn of growth capital expected to be spent over the next five years
- Historically, TransCanada has not used TCP as aggressively as some other MLP sponsors have used their respective MLPs as a funding source / M&A vehicle
  - Offshore financing structures can replicate economics "on balance sheet"
- **The acquisition of CPGX and addition of CPPL to TransCanada's corporate structure creates the opportunity to reposition the MLP story, if so desired, to best fit TransCanada's overall strategy and funding plans**
- **TransCanada publicly announced a strategic review of its MLP strategy on July 1st, 2016**

Current Structure Post Columbia Transaction



TransCanada Corp.
Pro Forma 100%
Columbia Pipeline Group (1)
Public Unitholders
Public Unitholders
25.9% LP Interest & 2% GP Interest
72.1% LP Interest
TC PipeLines, LP
Equity Value: $3.5Bn
Public Float: $2.5Bn
Net Debt: $2.0Bn
Ratings: Baa / BBB-
46.5% LP Interest & GP Interest (2)
53.5% LP Interest
84.3% LP Interest
Columbia Pipeline Partners LP
Equity Value: $1.5Bn
Public Float: $0.8Bn
Net Debt: $0.9Bn
Ratings: NA / NA
15.7% LP Interest
Columbia Pipeline OpCo LP
Parent
Publicly Traded MLP
Public Unitholders
Private Entity

Notes
1. CPGX owns a 100% interest in Columbia Energy Group ("CEG") which owns 46.8MM CPPL Subordinated Units with Incentive Distribution Rights
2. Non-economic GP interest

5 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

TransCanada, TCP and CPPL Market Data [1]



	TransCanada	TC PipeLines, LP	Columbia Pipeline Partners
Ticker	TRP	TCP	CPPL
Valuation (US$MM)			
Equity Value	37,084	3,613	1,545
Public Float	*37,084*	*2,514*	*827*
Plus: Net Debt	32,274	2,025	163
Plus: Pref. Equity	2,312	95	-
Plus: Minority Interest	1,267	-	-
Aggregate Value	72,937	5,733	1,708
Trading Metrics			
Adj. AV / 2016E EBITDA (x) [2]	13.1x	13.9x	15.5x
Adj. AV / 2017E EBITDA (x) [2]	12.0x	11.4x	14.1x
P / 2016E DCFPS (x)	11.8x	13.1x	18.4x
P / 2017E DCFPS (x)	9.4x	11.5x	12.8x
Current Yield (%)	3.8%	6.6%	4.9%
Payout Ratio (%)	43.6%	89.4%	85.2%
Total Return (%) [3]	13.3%	12.3%	25.9%
2017E Capital Expenditure (US$MM)	6,894	14	429
Credit Metrics			
Credit Ratings [4]	A3 / A-	Baa2 / BBB-	NR / NR
Net Debt / '16E EBITDA	6.6x	4.9x	1.5x

CPPL's public float is significantly smaller than TCP's, reducing funding capacity but increasing flexibility to buy-in public float

TransCanada currently trades at lower multiples than the two MLPs

TCP is >3x the size of CPPL today, with larger associated financing and drop-down capacity as a result

Notes
1. All market data as of July 7, 2016; forecasts based on equity research consensus estimates
2. Equity value is adjusted for GP value by grossing up by cash flow attributable to the GP
3. Implied total return defined as the addition of current yield and expected average annual per-share / unit distribution growth
4. Reflects TCPL's current rating

6 TransCanada Date: July 27, 2016
TransCanada In business to deliver Morgan Stanley

Combined Total Net Funding Requirements Through 2021



Combined Free Cash Flow Deficit After Distributions (1) (2)



C$MM
Cumulative FCF Deficit: (C$9,949MM)
($6,438)
($2,756)
$1,193
($1,381)
($567)
10,000
8,000
6,000
4,000
2,000
-
(2,000)
(4,000)
(6,000)
(8,000)
(10,000)
(12,000)
(14,000)
5,410
6,296
6,968
7,254
7,181
(9,275)
(6,125)
(2,594)
(5,195)
(4,029)
(2,573)
(2,927)
(3,181)
(3,440)
(3,719)
2017E
2018E
2019E
2020E
2021E
CFO(4)
CFI(4)
Distributions(5)
FCF Deficit After Distributions

Source Company Financials

TransCanada, CPPL, and TCP Combined Base Case Financing Plan (1) (2) (3)



C$MM
Cumulative Financing: C$9,949MM
$6,438
$2,756
($1,193)
$1,381
$567
10,000
8,000
6,000
4,000
2,000
-
(2,000)
750
2,145
1,819
1,015
710
750
27
130
1,028
821
50
(1,243)
1,331
50
517
50
2017E
2018E
2019E
2020E
2021E
DRIP
ATM
Equity Issuance
Debt
Preferred

Source Company Financials

~C$10Bn Funding Gap Over the Next Five Years Which is Expected to be Funded by Material Debt, Equity and Unit Issuances

Notes

1. TC capex includes CPGX's 84.3% interest in OpCo; CPPL's capex consists of its 15.7% interest in OpCo; interest in OpCo assumed to be constant throughout the forecast period
2. Assumed 1.30 USD/CAD exchange rate
3. Sur de Texas financed with 100% equity
4. CFO is defined as cash from operations; CFI is defined as cash from investing activities
5. Distributions include distributions to both common shareholders and non-controlling interests in TCP and CPPL

7 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Market Expectations for TCP and CPPL



TC PipeLines, LP

Consensus Growth Expectations

DCF/Unit CAGR: 2.7%
Distributions/Unit CAGR: 5.7%



6.0
4.0
2.0
0.0
4.8 (0.1%)
+5.8%
3.7
5.1 +5.6%
+5.7%
3.9
5.2 +2.8%
4.1 +5.6%
2016E
2017E
2018E
DCF/Unit
Distributions/Unit

YTD Unit Price Performance



($/Unit)
65
60
55
50
45
40
35
Since March 17 (CPGX Acquisition) +0.5%
Since July 1 (MLP Review Announcement) (3.5%)
$53.56
Jan-16
Mar-16
Apr-16
Jun-16

Selected Analyst Commentary

- "We believe the improvement in MLP valuations over the past month will continue to make TCP an attractive funding vehicle for the Parent. We estimate more than $100mm of EBITDA coming into the partnership to 2019"– RBC Capital Markets (June 13, 2016); ***TCP: $57.04 / Unit***
- "We see TRP's pending acquisition of CPGX as introducing risk to the pattern of dropdowns in recent quarters at TCP, particularly as CPPL's growth should be favored over TCP given a lower cost of capital and higher maximum IDR split at CPPL."– Morgan Stanley (May 4, 2016) ; ***TCP: $54.32 / Unit***

Columbia Pipeline Partners

DCF/Unit CAGR: 20.3%
Distributions/Unit CAGR: 21.0%



1.5
1.0
0.5
0.0
0.9 +32.3%
+16.6%
0.7
1.0 +8.2%
+15.3%
0.8
1.3 +33.5%
1.0 +22.4%
2016E
2017E
2018E
DCF/Unit
Distributions/Unit



($/Unit)
20
18
16
14
12
Since March 17 (CPGX Acqusition) (4.1%)
Since July 1 (MLP Review Announcement) +2.3%
$15.35
Jan-16
Mar-16
Apr-16
Jun-16

- "While difficult to express any certainty, it seems reasonable to us that the industrial logic and valuation of this transaction should motivate TransCanada to continue supporting CPPL's growth profile if not augment it" – Morgan Stanley (March 21, 2016); ***CPPL: $13.01 / Unit***
- "We believe the market is assuming that CPPL will be orphaned if TransCanada buys CPGX, but we disagree and think CPPL is a buy at these levels" – Barclays (March 14, 2016); ***CPPL: $14.51 / Unit***

No Consensus From Analysts on Outlook for Each MLP Following Columbia Acquisition

8 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Objectives and Key MLP Decision Variables



Key Objectives of MLP Strategy Review

1. Maintain TransCanada's current credit ratings: A3 / A- [1]
2. Maintain optionality of financing sources to fund ongoing capital requirements and new initiatives
3. Maximize value to TransCanada shareholders
4. Determine the role of, and strategy for, an MLP vehicle in TransCanada's go-forward plans, if any

MLP or No MLP? Key Factors to Consider

1) **Valuation**: Does an MLP vehicle contribute to an improved valuation multiple for TransCanada?
2) **Financing**: Does an MLP provide increased access to new capital at comparable cost to the alternatives?
3) **Growth**: Does an MLP help to support TransCanada's growth and M&A objectives?


Valuation
MLP
?
Financing
Growth / M&A

Yes

Two, One

Or

None

No

MLP Alternatives

- **Status Quo:** Keep both MLPs outstanding and continue to support both through future drop-downs
- **MLP Merger:** Combination of TCP and CPPL into a single, larger MLP vehicle
- **MLP Buy-In:** Acquisition of either TCP or CPPL by TransCanada, leaving one of the two existing vehicles outstanding

MLP Collapse

- **Buy-In of Both TCP and CPPL**
  - Pursue this option if the benefits of tax savings and reduced administrative costs offset expected future benefits of maintaining an MLP

Notes
1. Reflects TCPL's current rating

9 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Preliminary Rating Agencies' Considerations





Standard & Poor's

Rating Rationale

- ***Current Rating:***
  - ***TransCanada: A-***
  - ***TCPL: A-***
  - ***TCP: BBB-***
- The Columbia assets have a somewhat weaker contract profile and higher counterparty risk relative to TransCanada's existing regulated natural gas pipelines
  - Sale of U.S. power generation assets reduces merchant power exposure, acting as mitigating factor

Outlook Considerations

- ***Current Outlook:***
  - ***TransCanada: Negative***
  - ***TCPL: Negative***
  - ***TCP: Stable***
- Recent outlook revision to negative reflects financing risk driven by the Columbia acquisition
  - While TransCanada has a bridge facility for the whole purchase price, which significantly reduces the financing risk, there is execution risk in whether TransCanada will receive the expected proceeds from the proposed asset sales

Moody's

Rating Rationale

- ***Current Rating:***
  - ***TransCanada: Baa1***
  - ***TCPL: A3***
  - ***TCP: Baa2***
- Columbia transaction as modest credit positive for TransCanada over the long-term horizon because the business risk profile will improve
  - Purchase of low risk Columbia assets and sale of higher risk generation assets
  - Lower near-term downward financial pressure, even though structural subordination will increase

Outlook Considerations

- ***Current Outlook:***
  - ***TransCanada: Stable***
  - ***TCPL: Stable***
  - ***TCP: Stable***
- Current outlook reflects expectation that TransCanada will successfully execute on the Columbia acquisition and the asset divestitures to help finance the acquisition
- Recent rejection and ongoing uncertainty around Keystone XL, in combination with Moody's forecasted ongoing high levels of debt, highlight some pressure on the financial profile

Key Issues to Consider in the Context of the MLP Strategic Review

- ***Successful integration of Columbia's business and careful management of divestiture execution risk will determine ratings stability***
  - Columbia acquisition financing plan includes the issuance of ~$3.3Bn of equity, combined with estimated asset sales of ~$6.9Bn
  - The rating agencies believe there is significant execution risk in whether TransCanada will receive the expected proceeds from the proposed asset sales
- ***Proactive management of structural subordination within the corporate family may generate further ratings uplift***
  - Decisions around number of MLP vehicles to maintain with direct impact on structural subordination
  - The long-term issuer rating on parent TransCanada is one notch below the consolidated rating of A3 as a result of its structural subordination to TCPL
- ***Adequate and balanced funding of the medium- and long-term capital program as a key condition for a favorable rating outlook***
  - According to S&P, "the agency views the company's financial risk profile as "significant" – TransCanada has limited headroom above the downgrade threshold, which is largely driven by the high capital program through 2018"

Source Standard & Poor's, Moody's

10 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Section 2: MLP Market Update

11 TransCanada

Signs of Health Returning to the MLP Market

1 The MLP market has rallied since mid-February lows on the back of a ~64% move in crude prices

– The Alerian MLP index is up ~54% since low on February 11, 2016

2 Investors continue to gravitate to MLPs that have relative commodity insulation: the more well-head exposed, gathering & processing names have underperformed

3 March net inflow of

~$800MM was the largest monthly inflow since May 2015; June showed an inflow of ~$400MM

    1U.S. Energy Relative Price Performance

Last Twelve Months; Based to 100     24-Jun-16 –

    4-Dec-15 – OPEC23-Feb-16 – Saudi oil minister Ali17-Apr-16 – Oil“Brexit “: The

14-Jul-15 – Deal    decision toAl-Naimi announces that oilproducing nations fail tomajority of Great

reached on Iran    essentially abandonproduction will not be cut despitereach an agreement onBritain votes to

Nuclear Program,    its quota altogetheragreement between Saudi Arabia,freezing oil production inleave the European

120    lifting international after producingRussia, Qatar and Venezuela toDohaUnion oil and financial

sanctions    above the quotanegotiate an output freeze

    (~31.5M vs. 30M1.4%

100     bbl quota)0.8%

    (7.6%)

    (13.7%)

80     (22.3%)

60

40

Jul-15     Oct-15Jan-16Apr-16Jul-16

S&P 500 Energy    WTIS&P 500Natural GasAlerian MLP Index

2    MLP Sector Yield Over Time 3 Monthly MLP Fund Flows (6) (7)

(%)     ($MM)2015

    2014CLEF Issuance: $0.0Bn2016 YTD

24.0     4,000CLEF Issuance: $0.0Bn

    CLEF Issuance: $2.9BnOE-Fund Flows:OE-Fund Flows: $1.8Bn

    OE-Fund Flows: 11.4Bn($1.3Bn)ETF / ETN Flows:

    ETF / ETN Flows: $4.8BnETF / ETN Flows:

    3,000$0.6Bn

18.0     $2.1Bn

    2,000

12.0     Technicals

    Improving

    8.6%

    8.2%1,000

    7.2%

6.0     7.2%

    6.5%

    5.5%0

0.0

Jun-14 Nov-14    Apr-15 Sep-15Feb-16Jul-16(1,000)

Multi-Sector (1)    Natural Gas T&S (2)Jan-14Jun-14 Nov-14Apr-15 Sep-15 Feb-16 Jul-16

    (4)Monthly MLP ETF / ETN FlowsMonthly OE-Fund Flows

G&Ps (3)    Crude Oil & Petroleum ProductsMonthly MLP CLEF Issuance

GPs (5)    AMZ

    Multi-Sector (1)Natural Gas T&S (2)

Notes

1.    Includes EEP, EPD, ETP, KMI, OKS, SEMG, TRGP, WPZ G&Ps (3)Crude Oil & Petroleum

2.    Includes BWP, CPPL, DM, SEP, TCP, TEP GPs (5)AMZ

3.    Includes AM, CNNX, DPM, ENBL, ENLK, EQM, MEP, RMP, SMLP, SXE, WES

4.    Includes ARCX, BKEP, BPL, DKL, GLP, HEP, JPEP, MMP, NS, PAA, PBFX, PSXP, RRMS, SHLX, SXL, TLLP, TLP, USDP, VLP, WNRL, WPT

5.    Includes ENLC, EQGP, ETE, NSH, OKE, PAGP, SE, TEGP, WGP, WMB

6.    Includes all IPOs & FO by MLP dedicated Closed-End Funds; excludes ATM programs

7.    All Open-End Funds and ETF / ETN data as of 7/06/2016

12 TransCanada Date: July 27, 2016

MLPs Have Been A Significant Source of Capital

Historical Public Equity and Debt Issuance Volumes (1)

Total Equity and Debt Issuances (US$Bn)

70    47 71758692824312

60

50

40

30     30.137.8

    27.0

20     20.3

    20.3

    33.3

    27.527.9

    24.0

10    10.1 18.5

    16.4

    13.5

    5.2

7.1

    2.7

-

2009    2010201120122013201420152016

Total Equity Issuance    S&P 500## of Equity deals

Total Debt Issuance    AMZ

Source: Bloomberg, Consensus Research

    Recent MLP Follow-On Offerings

Pricing Date    IssuerDeal Size (US$MM)

6/14/2016    Hi-Crush Partners LP48.6

6/14/2016    Western Gas Equity Partners LP481.3

2,500    6/7/2016 Rice Midstream Partners LP148.0

6/6/2016    Tesoro Logistics LP298.1

5/18/2016    Shell Midstream Partners LP349.1

5/16/2016    Western Refining Logistics LP81.5

5/4/2016    Philips 66 Partners LP576.4

2,000    4/29/2016 Hi-Crush Partners LP43.8

4/15/2016    StoneMor Partners LP47.3

3/31/2016    PBF Logistics LP46.3

3/24/2016    Antero Midstream Partners LP179.2

3/23/2016    Shell Midstream Partners LP401.6

1,500

CPPL and TCP vs. Top 10 MLP Capital Issuers

$US Bn     Since 2009 (2)

40

1,000     TCP and CPPL Have Yet to Tap the Full

    Potential of Available Equity Capital

30

20 27.3

500     19.7

    15.7 10.1

10

    7.14.13.3

8.0    7.47.74.52.8 0.50.8

-    5.23.74.3 3.04.02.9 3.00.91.2

-    KMP ETP EPD WPZ PAA MPLX OKS TLLP BPL EQM TCP CPPL

Max Equity (USBn)$$2.1    $1.8 $1.2 $3.0$1.4$2.1 $1.2$1.5$0.9 $1.2$0.4$1.2

Year    2012 20112013 201320112012 201420142013 201520132015

Max Debt (USBn)$$6.0 $3.0    $4.3 $3.3 $2.0$4.1 $1.4$1.7$1.3 $0.5$0.4NA

Year    2014 2015 2014 201020122015 2011 20152013 20132015NA

Source: Bloomberg

The Equity Market Remains Open to High Quality Issuers with $2.7Bn Raised YTD

Notes

1. As of 5 July 2016, MLPs FO and IPOs greater than $50MM excluding CLEFs

2. Kinder Morgan MLPs include Kinder Morgan Energy Partners, El Paso Pipeline Partners LP, and Kinder Morgan Management LLC

13 TransCanada Date: July 27, 2016

Distribution Growth Continues To Be Key Driver of Valuation



Yield vs. Long-Term Distribution Growth CAGR



MLPs with 15%+ distribution growth experience diminishing returns from additional growth
R² = 0.85
Distribution growth, and especially highly transparent distribution growth from "drop-downs", continues to be the primary driver of MLP valuations
Current Yield (%)
Distribution Growth Rate (%)
0.0
2.0
4.0
6.0
8.0
10.0
12.0
0.0
6.0
12.0
18.0
24.0
MAGELLAN
Spectra Energy Partners
CONE
TC PipeLines, LP
MPLX
Western Gas
TESORO LOGISTICS
TALLGRASS
PBF
NuStar
DCP Midstream
Williams
ENABLE
ENBRIDGE
PLAINS
EQT Midstream
Phillips 66
Dominion
Antero
RMP
Columbia
VALERO

Two-Year Yield Evolution

Since June 20, 2014

(%)



16.0
12.0
8.0
4.0
0.0
Jun-14
Nov-14
Apr-15
Sep-15
Feb-16
Jul-16
Non Drop-Down MLPs (1): 7.9%
Drop-Down MLPs (2): 4.6%
Drop-down names with "inventory" backlogs have proved to be more resilient and less volatile in the recent, challenged commodity environment

	6/20/2014	Current
Drop-Down MLPs		
Yield	2.5%	4.6%
Average Growth	17.3%	15.8%
Non Drop-Down MLPs		
Yield	4.5%	7.9%
Average Growth	7.4%	3.9%

Notes

1. **Non Drop-Down MLPs** include: BPL, ENBL, EPD, ETP, GEL, MMP, NS, OKS, PAA, SEP, SXL, WPZ
2. **Drop-Down MLPs** include: AM, CPPL, DM, EQM, MPLX, PSXP, RMP, SHLX, TEP, TLLP, VLP, WES

14 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Section 3: MLP: Two, One, or None?

15 TransCanada Date: July 27, 2016

Threshold MLP Questions



Key Threshold MLP Questions Addressed Herein


Valuation
MLP?
Financing
Growth / M&A

1. **Valuation:** Does an MLP vehicle contribute to an improved valuation multiple for TransCanada?
   - Is an MLP expected to trade at a higher multiple than TransCanada?
   - Are TransCanada's U.S. assets likely to be more highly valued by the market within an MLP than they would be within TransCanada itself?
2. **Financing:** Does an MLP provide increased access to new capital at lower cost than the alternatives?
   - How does the cost of raising capital via drop-downs to an MLP compare with TransCanada's other capital raising alternatives?
   - Does an MLP broaden the investor base which TransCanada has access to?
3. **Growth / M&A:** Does an MLP help to support TransCanada's growth and M&A objectives?
   - Can an MLP be a useful tool to support M&A in the U.S. midstream sector in a way that is additive to what TransCanada would otherwise achieve?

16 TransCanada Date: July 27, 2016

Corporates Trade Lower than MLPs on Average; High-Growth MLPs Trade at the Highest Multiples

1 Valuation

2 Financing

3 Growth / M&A

    P / 2016E DCFPSAdjusted AV / 2016E EBITDA

x     x

20.0x     20.0x

18.4x

    Average: 14.2xAverage: 14.3x

    16.4x

    15.9xMedian: 13.2xMedian: 13.8x

    15.5x

15.0x     15.0x13.9x13.8x

    13.2x13.1x13.3x13.1x

    12.8x

    11.8x

10.0x     10.0x

5.0x     5.0x

-     -

CPPL (1)    High Growth (2) Mid Growth (3)TCPMidstream (4)TRPHigh Growth (2)CPPL (1)TCPMid Growth (3) Midstream (4)TRP

Expected 3Y     MLPsMLPsCorporatesExpectedMLPsMLPsCorporates

Distribution     3Y EBITDA

20.7%    18.7%9.3%5.8%6.0%9.5%31.1%35.1%6.7%16.0%8.2%9.0%

Growth (%)     Growth

Source: Capital IQ Notes

1. CAGR since spin-off or IPO

2. High growth MLPs defined as MLPs with top quartile 2011A-2017E distribution CAGRs (20.7%+); high growth MLPs include: AM, CPPL, DM, EQM, MMP, MPLX, PSXP, RMP, SHLX and VLP

3. Mid growth MLPs include BPL, CNNX, EPD, HEP, PBFX, SEP, SXL, TEP, and WNRL

4. Midstream Corporates include ALA, IPL, ENB, KMI, OKE, PPL, SE, WMB

17 TransCanada Date: July 27, 2016

MLPs Have Consistently Traded at Higher Multiples than TransCanada, Though the Magnitude of the Delta Changes Through the Cycle



1 Valuation
2 Financing
3 Growth / M&A

P / NTM Forward DCF [1]



x
35
30
25
20
15
10
5
CPPL
High-Growth (2)
Mid Growth (3)
TCP
TransCanada
Jul-11
Nov-11
Apr-12
Aug-12
Jan-13
Jun-13
Oct-13
Mar-14
Jul-14
Dec-14
May-15
Sep-15
Feb-16
Jun-16

Premium / (Discount)	High	Low	Average
TCP vs. TRP	7.4	(1.1)	2.3
CPPL vs. /TRP	20.3	5.1	12.0
High Growth vs. TRP	17.7	4.3	9.0

Source: Capital IQ

Adjusted AV / NTM EBITDA [1]



x
35
30
25
20
15
10
5
High-Growth (2)
CPPL
TCP
Mid Growth (3)
TransCanada
Jul-11
Nov-11
Apr-12
Aug-12
Jan-13
Jun-13
Oct-13
Mar-14
Jul-14
Dec-14
May-15
Sep-15
Feb-16
Jun-16

Premium / (Discount)	High	Low	Average
TCP vs. TRP	0.1	(4.7)	(2.2)
CPPL vs. /TRP	14.1	1.6	6.2
High Growth vs. TRP	19.3	(0.5)	6.1

Source: Capital IQ

Notes
1. Rolling 30-day average for the past 5 years for P / NTM Forward DCF and AV / NTM Forward EBITDA multiples; DCF estimated based on cash flow less maintenance capex
2. High growth MLPs defined as MLPs with top quartile 2011A-2017E distribution CAGRs (20.7%+); high growth MLPs include: AM, CPPL, DM, EQM, MPLX, PSXP, SHLX and VLP
3. Mid growth MLPs include BPL, CNNX, EPD, HEP, PBFX, SEP, SXL, TEP, and WNRL
4. TCP asset level EBITDA estimates based on street research; adjusted for operating and maintenance expenses, SG&A and property taxes; AV adjusted for asset level debt

18 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

U.S. Assets are Potentially More Highly Valued Inside of an MLP than within TransCanada

1 Valuation

2 Financing

3 Growth / M&A

Indicative Implied Value of TransCanada’s U.S. Midstream Assets

$Implied Value(US    MM)

    Mid-High

    TransCanGrowthGrowth

2016E    adaMLPsTCPCPPLMLPs

EBITDA    MultipleMultipleMultipleMultipleMultiple

U.S. Midstream Assets    $(US MM) 13.1x13.8x13.9x15.5x16.4x

ANR    301 3,9444,1404,1944,6634,940

TCP (2)    385 5,0455,2955,3645,9636,318

    U.S.

Great Lakes    54 Midstream709744754838888

    Assets at

Other U.S. Pipelines (Iroquois, PNGTS)    74 Various9741,0231,0361,1521,220

    Multiples

Keystone System (3)    607 7,9508,3448,4539,3989,957

Columbia (4)    703 9,2139,6709,79610,89111,539

Total Implied Asset Value (USMM)$    27,836 29,21629,59732,90434,862

Implied Asset Value Uplift (USMM)$    – 1,3801,7615,0677,026

Implied Asset Value Uplift (%)     –5.0%6.3%18.2%25.2%

Uplift of ~$1.8Bn at Current TCP Multiple With Upside for a Higher Growth MLP

Notes

1. Indicative valuation ignores any tax implications of future drop-down transactions

2. TCP’s EBITDA represents a consolidated 100% basis

3. U.S. segment of Keystone only

4. Columbia’s EBITDA represents 100% of OpCo’s EBITDA

19 TransCanada Date: July 27, 2016

Drop-Downs are Competitive with TransCanada's Other Available Sources of Capital



1. Valuation
2. **Financing**
3. Growth / M&A

- Drop-downs to its MLP vehicles are competitive with other sources of capital available to TransCanada
  - Based on current trading multiples, drop-downs to both TCP and CPPL are expected to incur a lower cost of capital than raising equity at TransCanada
  - Cost remains competitive with equity, even including tax savings which can be achieved through use of offshore financing structures
- Debt remains the lowest cost source of capital on an after-tax basis, but capacity is limited by credit rating thresholds

	Financing Source	Basis	Estimated Cost of Capital
1	Corporate Debt	• Current post-tax yield on 10-year Notes	2.3%
2	Convertible Debt (1)	• Cost of debt plus cost of embedded warrant	2.6%
3	Drop-downs to CPPL(2)	• Foregone annual cash flow divided by net proceeds to TransCanada	4.7%
4	Preferred Shares	• Current yield on most recent preferred issuance	5.1%
5	Drop-downs to TCP (2)	• Foregone annual cash flow divided by net proceeds to TransCanada	6.4%
6	TransCanada Equity (with Offshore Structure)	• CAPM, reduced by indicative offshore tax savings	6.5%
7	TransCanada Equity	• CAPM (Rf = 1.4%, MRP = 6.0%, Beta = 1.06)	7.8%



2.3%
2.6%
4.7%
5.1%
6.4%
6.5%
7.8%
-
2.0%
4.0%
6.0%
8.0%
10.0%

Source Bloomberg, Capital IQ, Company Disclosure, Morgan Stanley Estimates

Notes
1. Assumes convertible debt issued with a 0.625% – 1.125% coupon and a conversion price of 30.0% – 35.0% above the current share price. Implied value of debt component of 93.6% assigned TransCanada's cost of debt, and implied value of embedded warrant of 7.6% assigned TransCanada's cost of equity
2. Adjusted for GP take; Assumes MLP equity yield of ~6.6% and ~4.9% and GP take of 3.5% and 0.0% as of 7 July 2016 for TCP and CPPL, respectively; assumes asset basis equivalent to illustrative 10% of purchase price and 27% corporate tax rate, with calculation methodology detailed in appendix

20 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

TransCanada's Historical Use of TCP has Been Inconsistent



1. Valuation
2. **Financing**
3. Growth / M&A

- Historically, TransCanada has used TCP primarily as an opportunistic financing vehicle for the parent company
  - Drop-downs have been somewhat sporadic with, until recently, no clear schedule communicated
  - Drop-downs have been very large in some years, and completely absent in other years
  - Drop-downs have primarily been funded with third-party capital
- Inconsistent drop-down plans and the resulting unclear growth trajectory have contributed to lower valuation multiples for TCP relative to other drop-down MLPs, which has in turn made drop-downs less attractive as a funding source for TransCanada
- **Valuation of TransCanada's MLP vehicle(s) following any restructuring will depend in part on the go-forward drop-down/growth strategy which is communicated to the market**

TCP Asset Drop-downs



US$MM
~US$3.0Bn of Third-Party Capital Raised
1,500
1,200
900
600
300
-
20% of Northern Border (Feb), 49% of Tuscarora (Nov)
100% of North Baja (May)
25% of GTN and Bison (Apr)
45% of GTN and Bison (May)
30% of Bison (Oct)
30% of GTN (Feb), 49.9% of PNGTS (Nov)
564
-
-
395
-
605
-
1,050
215
669
-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016YTD

AV / FY1 EBITDA (x)	Feb-06	Nov-06	May-09	Apr-11	May-13	Oct-14	Feb-15	Nov-15
Drop-down Assets	9.5x	11.6x	9.5x	10.1x	11.0x	N/A	10.4x [(1)]	9.7x
TransCanada	9.9x	9.4x	9.4x	10.7x	12.3x	12.9x	12.6x	11.7x
TCP	8.8x	8.7x	13.0x	11.2x	13.0x	13.8x	14.0x	12.2x

Source Company Disclosure

Notes
1. Indicates an AV / LTM EBITDA multiple

TransCanada In business to deliver Morgan Stanley

21 TransCanada Date: July 27, 2016

TransCanada’s Current MLP Drop-down Pipeline

1 Valuation

2 Financing

3 Growth / M&A

Potential TransCanada Dropdown Pipeline Proceeds (1)

    Implied Value

    2017E(8.0—10.0x EBITDAEstimated Post-Tax Proceeds

Assets    Ownership EBITDAMultiple)Tax Basis(8.0x—10.0x EBITDA Multiple)

    (C$MM)(C$MM)(C$MM)(C$MM)

Columbia OpCo    84.3% 9967,966—9,9576585,992- 7,446

Keystone    100.0% 8797,029-8,7874,7276,408- 7,691

ANR    100.0% 5484,388—54841,2943,552- 4,353

Iroquois    50.0% 82655-81948.1491- 611

Great Lakes Gas Transmission    53.6% 78626-783(152)416- 530

PNGTS    11.8% 867-84(4)48- 60

Total (C$MM)     20,731—25,91416,907—20,691

TransCanada 2017E—2021E Cash Flow From Investing (C$MM)     27,218

Source Company Financials

Notes

1. Assumed 1.30 USD/CAD exchange rate

22 TransCanada Date: July 27, 2016

Having an MLP Adds an Incremental Source of Equity Capacity Given Limited Overlap Between Parent and MLP



1 Valuation
2 **Financing**
3 Growth / M&A

TRP Shareholding Information

Institution	Ownership (%)
ROYAL BANK OF CANADA	10.0
BLACKROCK	5.0
TORONTO-DOMINION BANK	4.8
BANK OF NOVA SCOTIA	3.7
IG INVESTMENT MANAGEMENT LTD	3.4
CANADIAN IMPERIAL BANK OF COMMER	3.4
BANK OF MONTREAL	3.2
DEUTSCHE BANK AG	2.6
VANGUARD GROUP	2.0
NOMURA HOLDINGS INC	1.7
CAISSE DE DEPOT ET PLACEME	1.5
FRANKLIN RESOURCES	1.1
ENERGY INCOME PARTNERS LLC	0.9
FMR LLC	0.9
GREAT WEST LIFE ASSURANCE CO	0.9
JP MORGAN CHASE & CO	0.8
LEGAL & GENERAL GROUP PLC	0.8
NORGES BANK	0.7
CONNOR CLARK & LUNN INV	0.7
BROOKFIELD ASSET MGMT INC	0.6
Total	**48.5**

TCP Shareholding Information

Institution	Ownership (%)
OPPENHEIMER FUNDS INC	14.4
CENTER COAST CAPITAL ADVISORS LP	5.1
ALPS ADVISORS INC	4.7
ADVISORY RESEARCH INCORPORATED	4.5
ENERGY INCOME PARTNERS LLC	4.0
CLEARBRIDGE INVESTMENTS LLC	3.0
ARGYLL RESEARCH LLC	2.9
UBS GROUP AG	2.7
GOLDMAN SACHS GROUP INC	1.2
JP MORGAN CHASE & CO	1.1
KAYNE ANDERSON CAPITAL ADVISORS	1.0
FIDUCIARY ASSET MANAGEMENT LLC	0.8
NFJ INVESTMENT GROUP	0.5
NICHOLAS COMPANY INC	0.5
STATE TREASURER, STATE OF MICHIG	0.5
TIEDEMANN TRUST COMPANY	0.4
MORGAN STANLEY	0.4
DUFF & PHELPS INVESTMENT MGMT	0.4
EVERGREEN CAPITAL MANAGEMENT	0.4
NOMURA HOLDINGS INC	0.4
Total	**48.8**

CPPL Shareholding Information

Institution	Ownership (%)
TORTOISE CAPITAL ADVISORS	15.9
KAYNE ANDERSON CAPITAL ADVISORS	11.4
CLEARBRIDGE INVESTMENTS LLC	10.5
ENERGY INCOME PARTNERS LLC	8.5
MASSACHUSETTS FINANCIAL SERVICES	6.4
HARVEST FUND ADVISORS LLC	4.7
MORGAN STANLEY	4.6
EAGLE GLOBAL ADVISORS LLC	3.7
GOLDMAN SACHS GROUP INC	3.0
UBS GROUP AG	2.3
DIVIDEND ASSETS CAPITAL LLC	2.3
JP MORGAN CHASE & CO	2.3
TIEDEMANN TRUST COMPANY	2.3
CENTER COAST CAPITAL ADVISORS LP	2.1
MSD PARTNERS LP	1.4
DUFF & PHELPS INVESTMENT MGMT	1.2
BLACKROCK	1.0
WADDELL & REED FINANCIAL INC	0.9
NEW YORK LIFE INVESTMENT MGT	0.9
CUSHING ASSET MANAGEMENT, LP	0.9
Total	**86.3**

Source Bloomberg

Ownership Overlap Between Parent GP / MLP

23 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Among our Peer Group MLPs Remain the Preferred Acquisition Vehicle for Midstream Assets in the U.S.



1 Valuation
2 Financing
3 **Growth / M&A**

MLP Acquisitions by MLPs or Corporates



%
All Deals
Corporate 27%
MLP 73%
Third Party
MLP 100%

Midstream Asset Acquisitions by MLPs or Corporates or Sponsors



%
All Deals
Sponsors 27%
Corporate 20%
MLP 53%
Third Party
Sponsors 27%
Corporate 20%
MLP 53%

MLP Acquisitions

Date	Acquiror	Seller	Value (US$MM)	FWD EBITDA Multiple (x)
05/31/2016	SemGroup Corporation	Rose Rock Midstream, L.P.	693	8.9
11/03/2015	Targa Resources Corporation	Targa Resources Partners LP	11,198	9.8
07/13/2015	MPLX LP	MarkWest Energy Partners LP	21,588	18.0
05/06/2015	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	4,895	9.5
04/06/2015	Tesoro Logistics LP	QEP Midstream Partners LP	484	11.9
01/26/2015	Energy Transfer Partners LP	Regency Energy Partners LP	17,595	12.2
10/26/2014	Access Midstream Partners LP	Williams Companies Inc; Williams Partners LP	36,793	14.5
10/13/2014	Targa Resources Partners LP; Targa Resources Corp	Atlas Pipeline Partners LP; Atlas Energy LP	7,700	12.2
08/11/2014	Kinder Morgan Inc	El Paso LP; Kinder Morgan Management LLC; Kinder Morgan Energy Partners LP	67,234	9.7
10/10/2013	Regency Energy Partners LP	PVR Partners LP	5,497	13.8
05/06/2013	Inergy Midstream LP	Crestwood Holdings LLC; Crestwood Midstream Partners LP	2,167	15.2
Median				**12.2**

MLP Acquirer | Corporate Acquirer of Own Sponsored MLP(s)

Midstream Asset Transactions

Date	Acquiror	Asset Description	Value (US$MM)	FWD EBITDA Multiple (x)
06/28/2016	Riverstone Investment Group	50% interest in Utopia	300	10.0
04/21/2016	Consolidated Edison Inc	50% interest in Stagecoach	975	13.4
04/04/2016	Plains All American Pipeline LP	Canadian NGL assets	154	n.a.
03/30/2016	Tallgrass Energy Partners LP	25% interest in Rockies Express Pipeline	440	9.0
12/31/2015	I Squared Capital; ISQ Global Infrastructure	San Juan Basin G&P assets	309	n.a.
11/30/2015	Kinder Morgan, Brookfield	53% equity interest in NGPL	242	n.a.
09/15/2015	EnLink Midstream Partners LP	Delaware Basin G&P assets	143	7.5
08/31/2015	Ares Management LP	Bakken G&P assets	185	n.a.
08/17/2015	Dominion Midstream Partners	25.93% interest in Iroquois Gas Transmission System	287	9.8
08/03/2015	NextEra Energy Partners LP	Seven pipelines based in Texas	1,800	12.0
06/11/2015	Global Infrastructure Partners Fund	Bakken midstream assets	2,675	18.1
06/01/2015	Enterprise Products Partners LP	Eagle Ford G&P assets	2,150	11.3
03/19/2015	Howard Energy Partners	Marcellus G&P assets	500	12.0
02/02/2015	EnLink Midstream Partners LP	Permian G&P assets	600	15.0
01/21/2015	Kinder Morgan Inc	Bakken midstream and G&P assets	3,000	16.0
Median				**12.0**

MLP Acquirer | Corporate Acquirer | Financial Sponsor

Source IHS Herold, Company Disclosure

24 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

MLP Provides a Vehicle to Participate in Smaller-Scale M&A



1. Valuation
2. Financing
3. **Growth / M&A**

U.S. Midstream Acquisitions by Deal Size [(1)]



Deal Count (#): 2012 – YTD 2016
100
80
60
40
20
-
93
25
23
10
5
<US$0.5Bn
US$0.5Bn - US$1Bn
US$1Bn - US$3Bn
US$3Bn - US$10Bn
>US$10Bn

Source IHS Herold, Morgan Stanley Analysis

MLPs by Market Cap [(2)]



MLPs (#)
50
40
30
20
10
-
41
28
19
22
8
<US$0.5Bn
US$0.5Bn - US$1Bn
US$1Bn - US$3Bn
US$3Bn - US$10Bn
>US$10Bn
Total MLP Market Capitalization: ~US$340Bn

Source Morgan Stanley Analysis

- The vast majority of midstream acquisitions in the U.S. are <$500MM in size
  - Not sufficient scale to move the bar for TransCanada (<1% of current aggregate value)
- Only a very small number of acquisitions over the past 5 years have been made for $3Bn or higher; there is a more limited opportunity set at the higher end of the size spectrum
- Smaller acquisitions can form a meaningful component of the growth strategy for a public MLP
  - Ability to use advantaged cost of capital to create value and maintain growth trajectory
- **Having an MLP vehicle potentially provides a means by which TransCanada can remain active in the smaller-scale midstream M&A market, despite low materiality for the parent company**
- An MLP could also allow TransCanada to participate in consolidation of the increasingly fragmented MLP sector

Notes
1. Excludes public mergers and internal reorganizations
2. Excludes Coal, E&P, and Fertilizer MLPs; as of July 7, 2016

25 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Pros and Cons of Potential MLP Outcomes



	Two MLPs	One MLP	No MLPs
Pros	• Same pros as one MLP • Broader set of financing vehicles available to TransCanada	• Maintain optionality through diversity of financing sources • Ability to achieve lower cost of capital through drop-downs relative to issuing equity • Market value uplift for assets held within an MLP • Tool to effect smaller-scale M&A in the U.S. • Increasing cashflow benefit to TransCanada over time through GP splits	• Simplest corporate structure • Opportunity to achieve a tax basis step-up when buying in existing MLPs • Retain previously distributed cash flow • Remove of structural subordination of assets at MLP has positive ratings implications
Cons	• Most complex corporate structure • Increased structural subordination of debt • Investor confusion around strategy for each MLP, particularly given both are active in the same sector • More challenging to balance growth stories for both MLPs • Additional cost and management time required to manage two public subsidiaries	• More complex corporate structure • Impact on credit ratings through structural subordination of debt held at the TCPL level • Need to continue to feed MLP growth through on-going drop downs – **need clearly articulated strategy**	• Loss of tax-efficient vehicle to finance U.S. growth projects • Heavier short-term burden to TransCanada to finance both transactions • Heavier long-term burden to TransCanada to fund total capex program • Potential emergence of sum-of-the-parts discount over time • Loss of MLP currency to facilitate midstream consolidation

26 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Summary Conclusions

Preferred Outcome is to Retain One MLP Vehicle (Subject to Complete Quantitative Analysis of the Options)

• The benefits of continuing to have an MLP outweigh the potential drawbacks

– An MLP provides potential benefits to TransCanada’s valuation, ability to finance its capital program and provides incremental smaller-scale M&A optionality

– MLPs have historically traded at higher multiples relative to corporations

– MLPs have been a large source of capital for the midstream sector, and tap into a different investor base than TransCanada

– Financing through drop-downs provides TransCanada with a lower-cost source of capital relative to raising common equity (which is the current marginal source of capital for TransCanada)

– MLPs have been the dominant acquirors of midstream assets in the U.S. – an MLP vehicle would provide TransCanada with the opportunity to continue to be active in smaller scale transactions which would be less material for the parent company

– A structure with a single MLP vehicle outstanding is well understood by the market and has been accepted by TransCanada shareholders over a long period of time

– Any ratings implications will have to be carefully managed as part of the overall transaction structure

• If TransCanada decides to keep an MLP outstanding, it will be critical to communicate clearly to the market what the go-forward drop down strategy and positioning for the vehicle will be, in order to maximize the value TransCanada is able to realize from having an MLP

Keeping Two Similar MLP Vehicles Adds Complexity and Provides Limited Incremental Benefit

• The majority of the benefits of having an MLP can be captured through a single vehicle

• Two MLPs increases the complexity of the corporate structure while also creating potential for confusion amongst the target investor bases

– Both MLPs comprised of FERC-regulated natural gas pipelines

• In most previous situations where companies have had two MLPs outstanding for a period of time in a similar sector, the MLPs have ultimately been collapsed into a single vehicle

– Dual MLP ownership structures typically involve different underlying asset bases – target different strategies / investors

27 TransCanada Date: July 27, 2016

Next Steps

Review of Potential Transaction Structures to Eliminate One of TransCanada’s MLPs

• The objective of getting back to a single MLP structure could be accomplished in one of several ways:

1. TransCanada buys in the public float of TCP

2. TransCanada buys in the public float of CPPL

3. TCP and CPPL merge to form a single MLP

• As the next step of this analysis, we will review each of these potential options to determine which is likely to be the most attractive to TransCanada, taking into account the following considerations, among others:

– Credit implications of the transaction

– Accretion/Dilution of earnings and cash flow per share to TransCanada shareholders

– Impact on TransCanada’s future funding requirements and ability to finance

– Valuation and strategic implications for the pro forma MLP vehicle

– Tax implications for both TransCanada and MLP unitholders

– Legal and structural issues relating to each potential transaction

• A full analysis of the implications of each potential transaction structure will be presented at the upcoming Board meeting on July 27th

28 TransCanada Date: July 27, 2016

Appendix: Supplemental Materials

29 TransCanada Date: July 27, 2016

Funding Sources and Cost of Capital Comparison



Drop-Down Cost of Capital Example

$MM, Unless Otherwise Noted

	TCP	CPPL
(1) MLP Cost of Equity		
MLP Yield	6.6%	4.9%
/ (1 - % of Cash Flow to the GP)	97%	100%
MLP Cost of Equity	6.9%	4.9%
(2) Ability to Pay		
EBITDA (Illustrative)	100	100
- Maintenance Capex (10% EBITDA)	(10)	(10)
= Asset Free Cash Flow	90	90
/ MLP Cost of Equity	6.9%	4.9%
= Ability to Pay	1,307	1,842
(3) Net Proceeds to Parent		
Ability to Pay	1,307	1,842
- Gain on Sale x Tax Rate (10% Basis)	(318)	448
= Net Proceeds to Parent	989	1,394
(4) IDR Increase		
Ability to Pay	1,307	1,842
x MLP Yield	6.6%	4.9%
= LP Distributions	87	90
/ (1 - % of Cash Flow to the GP)	97%	100%
= Total Distributions	90	90
x % of Cash Flow to the GP	3%	0%
= IDR Increase	3	0
(5) Net Foregone Cash Flow		
Asset Free Cash Flow	90	90
- IDR Increase	(3)	0
= Pre-Tax Cash Flow Impact	87	90
- Taxes (27% Effective Rate)	(23)	(24)
= Net Foregone Cash Flow	63	66
(6) Parent Cost of Capital		
Net Foregone Cash Flow	63	66
/ Net Proceeds to Parent	989	1,394
= Parent Cost of Capital	6.4%	4.7%

1 Calculate *MLP Cost of Equity*

MLP Cost of Equity = MLP Yield / (1 – % of Cash Flow to the GP)

2 Cost of Equity Dictates *Ability to Pay*

Asset Free Cash Flow = (EBITDA – Maintenance Capex)

Ability To Pay = Asset Free Cash Flow / MLP Cost of Equity

3 Tax Attributes Impact *Net Proceeds to Parent*

Net Proceeds to Parent = Ability to Pay – (Gain on Sale x Tax Rate)

4 Equity Issuances at the MLP Drive *IDR Value Retention*

IDR Increase = (Ability to Pay x MLP Yield x % of Cash Flow to the GP) / (1 – % of Cash Flow to the GP)

5 Determine Combined Cash Flow Impact

Net Foregone Cash Flow = (Asset FCF – IDR Increase) x (1 – Tax Rate)

6 *Parent Cost of Capital* for Drop-Downs

Parent Cost of Capital = Net Foregone Cash Flow / Net Proceeds to Parent

Estimation of MLP Adjusted Cost of Capital through Drop-Down Asset Monetization

Key Assumptions
1. 100% equity funding at the MLP; equity issued to public, resulting in 100% cash proceeds to parent
2. Drop-down results in breakeven accretion at MLP
3. 1.0x coverage at the MLP
4. Maintenance capex is equal to depreciation

30 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

MLP Trading and Valuation Statistics (1)





Company	Unit Price ($ / unit)	% of LTM High (%)	Equity Value ($MM)	Aggregate Value ($MM)	Aggregate Value / EBITDA (1) 2016 (x)	2017 (x)	2018 (x)	Price / LP Dist. Cash Flow 2016 (x)	2017 (x)	2018 (x)	Distribution / Dividend Yield Current (%)	2016 (%)	2017 (%)	2018 (%)	3-5 Year Growth (%)	GP Cash Flow (% of Total Distributions)
Multi-Sector																
Kinder Morgan, Inc.	18.40	47.7	41,061	85,059	11.7	11.0	10.4	9.1	8.5	7.7	2.7	2.7	2.7	2.7	44.8	NA
Enterprise Products Partners L.P.	28.92	92.8	60,199	83,012	15.3	14.3	13.2	13.9	12.8	12.7	5.5	5.6	5.9	6.2	5.6	NA
Energy Transfer Partners, L.P.	37.54	68.9	19,473	53,272	11.4	9.4	8.4	10.5	9.4	8.5	11.2	11.2	11.2	11.2	0.0	38.1
Spectra Energy Corp.	36.02	97.7	25,235	43,370	15.1	13.1	12.3	16.9	15.2	15.5	4.5	4.6	5.0	5.4	7.8	NA
Williams Partners L.P.	34.68	66.0	20,945	42,186	12.0	11.0	10.2	10.8	10.7	10.2	9.8	9.8	9.8	9.8	0.0	31.2
Enbridge Energy Partners, L.P.	22.54	65.5	9,696	23,103	12.5	12.0	10.8	10.6	10.3	10.2	10.3	10.3	10.3	10.5	2.8	4.0
ONEOK Partners, L.P.	40.66	98.3	11,622	19,367	13.6	12.8	11.7	12.6	12.6	11.4	7.8	7.8	7.8	7.8	1.5	32.2
Targa Resources Corp.	41.17	44.7	6,823	12,177	11.3	10.3	9.4	11.2	10.6	10.2	8.8	8.8	8.8	9.0	1.4	NA
Crestwood Equity Partners LP	19.35	43.5	1,336	3,603	8.2	9.3	8.8	4.6	6.0	5.9	12.4	12.4	12.4	15.1	8.6	NA
SemGroup Corporation	31.75	39.2	1,402	2,532	8.9	7.8	7.2	13.2	9.5	9.4	5.7	5.7	6.5	7.4	13.8	NA
Mean					**12.0**	**11.1**	**10.3**	**11.4**	**10.6**	**10.2**	**7.9**	**7.9**	**8.0**	**8.5**	**8.6**	**26.4**
Median					**11.8**	**11.0**	**10.3**	**11.0**	**10.5**	**10.2**	**8.3**	**8.3**	**8.3**	**8.4**	**4.2**	**31.7**
Natural Gas Transmission & Storage																
Spectra Energy Partners, LP	46.31	88.2	13,767	20,700	13.5	11.7	10.9	15.1	14.2	13.0	5.6	5.8	6.2	6.7	7.0	26.8
Boardwalk Pipeline Partners, LP	17.19	94.7	4,303	7,681	10.0	9.3	8.6	9.7	8.8	8.8	2.3	2.3	2.3	9.0	43.8	2.0
TC PipeLines, LP	53.56	86.8	3,487	5,607	13.9	11.4	10.4	13.1	11.5	9.7	6.6	6.9	7.4	7.8	4.7	3.5
Tallgrass Energy Partners, LP	44.41	87.5	3,202	4,433	12.3	8.6	6.8	11.4	9.0	8.4	6.8	6.5	7.0	7.6	5.9	16.4
Dominion Midstream Partners, LP	27.11	69.2	2,106	2,381	23.2	12.7	8.5	23.3	19.3	16.5	3.3	3.6	4.4	5.4	22.4	2.2
Columbia Pipeline Partners LP	15.35	58.9	1,545	1,708	15.5	14.1	NA	18.4	12.8	6.9	4.9	5.2	6.0	7.8	22.3	0.0
Mean					**14.6**	**10.7**	**9.0**	**14.5**	**12.6**	**11.3**	**4.9**	**5.0**	**5.5**	**7.3**	**16.8**	**10.2**
Median					**13.5**	**11.4**	**8.6**	**13.1**	**11.5**	**9.7**	**5.6**	**5.8**	**6.2**	**7.6**	**7.0**	**3.5**
Gathering & Processing																
MPLX LP	32.55	46.6	11,785	15,510	14.2	11.7	9.1	14.5	13.1	11.7	6.2	6.3	6.9	7.6	8.6	22.2
Western Gas Partners LP	49.74	76.3	7,737	10,466	12.0	10.2	8.7	12.5	11.8	9.6	6.6	6.8	7.3	7.8	7.2	9.7
EnLink Midstream Partners, LP	16.45	72.2	6,297	9,733	13.5	12.0	10.9	10.1	10.5	11.0	9.5	9.5	9.5	9.5	0.0	10.2
Enable Midstream Partners, LP	13.40	80.7	5,659	9,069	11.1	10.4	9.7	9.9	9.1	8.2	9.5	9.5	9.5	9.7	2.4	0.0
EQT Midstream Partners, LP	78.12	93.4	6,065	6,567	15.1	12.6	11.1	18.3	16.8	16.4	3.8	4.1	4.9	5.6	15.6	25.9
DCP Midstream Partners LP	34.04	89.2	3,906	6,286	13.1	12.7	11.9	10.7	10.9	10.3	9.2	9.2	9.2	9.2	0.7	25.8
Antero Midstream Partners LP	26.78	91.2	4,718	5,383	16.5	12.9	9.6	20.4	18.4	15.9	3.5	3.8	4.9	5.7	17.7	4.3
Summit Midstream Partners, LP	22.42	67.6	1,493	2,803	10.4	9.2	8.0	8.4	8.0	7.5	10.3	10.3	10.3	10.3	0.0	6.7
Rice Midstream Partners LP	19.70	95.4	1,397	1,546	12.5	9.8	7.8	15.4	14.7	12.9	4.3	4.7	5.6	6.5	16.4	0.0
CONE Midstream Partners LP	16.19	87.8	945	1,510	14.8	13.9	10.6	11.5	10.7	9.6	6.1	6.4	7.4	8.6	13.6	2.0
Midcoast Energy Partners, L.P.	8.15	60.0	369	1,155	NA	NA	16.3	NA	NA	11.3	17.5	17.5	0.0	0.0	NA	2.0
Mean					**13.3**	**11.5**	**10.3**	**13.2**	**12.4**	**11.3**	**7.8**	**8.0**	**6.9**	**7.3**	**8.2**	**9.9**
Median					**13.3**	**11.9**	**9.7**	**12.0**	**11.4**	**11.0**	**6.6**	**6.8**	**7.3**	**7.8**	**7.9**	**6.7**

Source Wall Street Research, Capital IQ, Company Disclosure

Notes
1. As of Jul 7, 2016; aggregate value adjusted for MLPs with IDRs to reflect percentage of cash flow to GP

31 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

MLP Trading and Valuation Statistics (Cont'd) (1)





Company	Unit Price ($ / unit)	% of LTM High (%)	Equity Value ($MM)	Aggregate Value ($MM)	Aggregate Value / EBITDA (1) 2016 (x)	2017 (x)	2018 (x)	Price / LP Dist. Cash Flow 2016 (x)	2017 (x)	2018 (x)	Distribution / Dividend Yield Current (%)	2016 (%)	2017 (%)	2018 (%)	3-5 Year Growth (%)	GP Cash Flow (% of Total Distributions)
Crude Oil & Petroleum Products																
Plains All American Pipeline, L.P.	26.83	60.6	10,671	22,070	13.0	11.8	10.6	10.9	10.1	10.4	10.4	10.4	10.4	10.4	0.0	36.4
Magellan Midstream Partners LP	74.18	95.8	16,897	20,489	17.3	15.9	15.0	19.0	17.1	16.0	4.3	4.5	4.8	5.3	8.8	0.0
Sunoco Logistics Partners L.P.	27.87	72.1	8,241	14,200	14.9	11.9	10.1	14.8	11.4	10.2	7.0	7.1	7.8	8.6	9.8	40.1
Buckeye Partners, L.P.	69.15	90.3	9,010	13,143	13.3	12.6	12.1	12.7	12.4	12.6	7.0	7.0	7.3	7.6	3.9	0.0
NuStar Energy L.P.	48.24	79.9	3,757	6,833	12.6	11.9	11.2	10.8	10.1	10.0	9.1	9.1	9.1	9.2	0.8	13.0
Mean					**14.2**	**12.8**	**11.8**	**13.6**	**12.2**	**11.8**	**7.6**	**7.6**	**7.9**	**8.2**	**4.6**	**17.9**
Median					**13.3**	**11.9**	**11.2**	**12.7**	**11.4**	**10.4**	**7.0**	**7.1**	**7.8**	**8.6**	**3.9**	**13.0**
Pure-Play GPs (2)																
Energy Transfer Equity, L.P.	15.28	46.2	15,964	22,710	13.3	11.4	10.5	11.5	9.6	9.0	7.5	7.5	7.5	8.2	7.3	NA
ONEOK Inc.	46.99	96.3	9,873	11,377	14.5	14.1	14.1	14.5	17.1	17.2	5.2	5.2	5.2	5.4	4.5	NA
Western Gas Equity Partners, LP	37.51	61.0	8,212	8,237	21.4	18.9	15.4	21.4	18.9	15.4	4.5	4.8	5.3	6.5	13.7	NA
Plains GP Holdings, L.P.	9.90	37.2	6,178	6,765	NA	NA	NA	10.3	10.3	10.2	9.3	9.3	9.3	9.4	0.3	NA
EQT GP Holdings, LP	25.28	71.9	6,729	6,729	40.6	28.7	22.3	40.6	28.7	22.3	2.1	2.5	3.5	4.5	27.7	NA
Tallgrass Energy GP, LP	23.10	66.0	3,632	3,779	11.0	10.0	5.6	25.9	21.6	17.3	3.6	3.9	4.4	5.1	14.7	NA
EnLink Midstream, LLC	15.51	50.1	2,792	2,801	13.6	12.7	12.0	13.5	14.6	13.7	6.6	6.6	6.6	6.9	1.9	NA
NuStar GP Holdings, LLC	24.66	65.5	1,059	1,086	16.0	15.4	15.2	11.6	11.6	11.4	8.8	8.8	8.8	8.8	0.0	NA
Mean					**18.6**	**15.9**	**13.6**	**18.7**	**16.5**	**14.6**	**6.0**	**6.1**	**6.3**	**6.8**	**8.8**	**NA**
Median					**14.5**	**14.1**	**14.1**	**14.0**	**15.8**	**14.6**	**5.9**	**5.9**	**5.9**	**6.7**	**5.9**	**NA**

Source Wall Street Research, Capital IQ, Company Disclosure

Notes
1. As of Jul 7, 2016; aggregate value adjusted for MLPs with IDRs to reflect percentage of cash flow to GP
2. Pure-Play GPs defined as general partners that derive the majority of cash flows through IDRs and / or LP unit ownership. Pure-Play GPs are displayed on a deconsolidated basis

32 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Ticker Glossary





Company Name	Ticker
• AltaGas Ltd.	ALA
• Antero Midstream Partners LP	AM
• Arc Logistics Partners LP	ARCX
• Blueknight Energy Partners, L.P.	BKEP
• Buckeye Partners, L.P.	BPL
• Crestwood Equity Partners LP	CEQP
• CONE Midstream Partners LP	CNNX
• Columbia Pipeline Partners LP	CPPL
• Delek Logistics Partners, LP	DKL
• Dominion Midstream Partners, LP	DM
• DCP Midstream Partners LP	DPM
• Enbridge Energy Partners, L.P.	EEP
• Enable Midstream Partners, LP	ENBL
• EnLink Midstream, LLC	ENLC
• EnLink Midstream Partners, LP	ENLK
• Enterprise Products Partners L.P.	EPD
• EQT GP Holdings, LP	EQGP
• EQT Midstream Partners, LP	EQM
• Energy Transfer Equity, L.P.	ETE
• Energy Transfer Partners, L.P.	ETP
• Genesis Energy LP	GEL
• Global Partners LP	GLP
• Holly Energy Partners L.P	HEP
• Incitec Pivot Limited	IPL
• JP Energy Partners LP	JPEP
• Kinder Morgan, Inc.	KMI
• Midcoast Energy Partners, L.P.	MEP
• Magellan Midstream Partners LP	MMP
• MPLX LP	MPLX
• NuStar Energy L.P.	NS

Company Name	Ticker
• NuStar GP Holdings, LLC	NSH
• ONEOK Inc.	OKE
• ONEOK Partners, L.P.	OKS
• Plains All American Pipeline, L.P.	PAA
• Plains GP Holdings, L.P.	PAGP
• PBF Logistics LP	PBFX
• PPL Corporation	PPL
• Phillips 66 Partners LP	PSXP
• Rice Midstream Partners LP	RMP
• Rose Rock Midstream, L.P.	RRMS
• Spectra Energy Corp.	SE
• SemGroup Corporation	SEMG
• Spectra Energy Partners, LP	SEP
• Shell Midstream Partners, L.P.	SHLX
• Summit Midstream Partners, LP	SMLP
• Southcross Energy Partners, L.P.	SXE
• Sunoco Logistics Partners L.P.	SXL
• TC PipeLines, LP	TCP
• Tallgrass Energy GP, LP	TEGP
• Tallgrass Energy Partners, LP	TEP
• Tesoro Logistics LP	TLLP
• Transmontaigne Partners L.P.	TLP
• USD Partners LP	USDP
• Valero Energy Partners LP	VLP
• Western Gas Partners LP	WES
• Western Gas Equity Partners, LP	WGP
• Williams Companies, Inc.	WMB
• Western Refining Logistics, LP	WNRL
• World Point Terminals, LP	WPT
• Williams Partners L.P.	WPZ

33 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley